UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HIGHPEAK ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-3533602
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102
(817) 850-9200

 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	Nasdaq Global Market
Warrants to purchase Common Stock	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235313

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the Common Stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase Common Stock (together with the Common Stock, the “Securities”) of HighPeak Energy, Inc., a Delaware corporation (the “Registrant”).

A description of the Securities is set forth under the captions “Description of HighPeak Energy Securities” in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-4/S-1 (Registration No. 333-235313), filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2020, and declared effective by the Commission on August 7, 2020. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.     Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHPEAK ENERGY, INC.

Date: August 19, 2020
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer